Exhibit 99.3

Independent Auditors’ Report

The Board of Directors
Packaging Corporation of America:

We have audited the consolidated balance sheet of Boise Inc. and subsidiaries as of December 31, 2013, and the related consolidated statements of income and comprehensive income, changes in stockholder’s equity, and cash flows for the period from October 25, 2013 through December 31, 2013 (not presented separately herein). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Boise Inc. and subsidiaries as of December 31, 2013, and the results of their operations and their cash flows for the period then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Boise, Idaho
February 26, 2014